Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-171541 and 333-222342 on Form S-8 of our reports dated March 30, 2022, relating to the financial statements of Noah Holdings Limited (the “Company”) and the effectiveness of the Company’s internal control over financial reporting appearing in the Annual Report on Form 20-F of the Company for the year ended December 31, 2021.

/s/Deloitte Touche Tohmatsu Certified Public Accountants LLP

Shanghai, China

April 6, 2022